UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 16, 2017, The Hain Celestial Group, Inc. (the “Company”) received a notification letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) because its Quarterly Report on Form 10-Q for the quarter ended December 31, 2016 was not filed on a timely basis with the U.S. Securities and Exchange Commission (the “SEC”). Nasdaq Listing Rule 5250(c)(1) requires the Company to timely file all required periodic reports with the SEC. The Company had previously announced that, on November 2, 2016, the Company received formal notice from the Staff that the Company had been granted an extension, through February 27, 2017, to file its periodic reports with the SEC. The Company issued a press release on February 23, 2017 disclosing its receipt of the notification from Nasdaq in accordance with Nasdaq Listing Rule 5810(b). A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated February 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2017

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Pasquale Conte
Name:	Pasquale Conte
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated February 23, 2017